UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 28, 2014

Hurco Companies, Inc.
(Exact Name of Registrant as Specified in Its Charter

Indiana
(State or Other Jurisdiction of Incorporation

0-9143	35-1150732
(Commission File Number)	(I.R.S. Employer Identification Number)

One Technology Way
Indianapolis, Indiana	46268
(Address of principal executive offices)	(Zip code)

(317) 293-5309
(Registrant’s Telephone Number, Including Area Code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 28, 2014, Hurco Companies, Inc. (the "Company") reached an agreement with its Chief Financial Officer, John G. Oblazney, regarding his departure from the Company, effective February 28, 2014.

The Company entered into a Separation and Release Agreement (the "Agreement") with Mr. Oblazney which specifies the financial terms of his separation and releases the Company from any liability in connection with his service or separation.  The Agreement provides for the Company to make a one-time lump sum payment of $350,000 to Mr. Oblazney.

On February 28, 2014, the Board of Directors appointed Sonja K. McClelland to the additional offices of Interim Chief Financial Officer and Secretary. Ms. McClelland is 42 years old and has been employed by the Company since September 1996. She was elected Corporate Controller and Assistant Secretary in November 2004. Ms. McClelland served as Corporate Accounting Manager from September 1996 to 1999, then as Division Controller for Hurco USA from September 1999 to November 2004. Prior to joining the Company, Ms. McClelland was employed for three years by an international public accounting firm. No changes have been made to her compensation at this time.

On March 3, 2014, the Company issued a press release announcing these developments. A copy of the press release and the Agreement are filed as exhibits to this report and are hereby incorporated by reference into this Item 5.02.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

Exhibit 10.1	Separation and Release Agreement between the Company and John G. Oblazney dated February 28, 2014.

Exhibit 99.1	Press Release dated March 3, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 3, 2014 HURCO COMPANIES, INC.

By:	/s/ Sonja K. McClelland
Interim Chief Financial Officer, Secretary, Corporate Controller and Principal Accounting Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Separation and Release Agreement between the Company and John G. Oblazney dated February 28, 2014.

99.1	Press Release dated March 3, 2014.